EXHIBIT 99.1

Forrester Research Announces Third-Quarter 2004 Financial Results

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 27, 2004--Forrester
Research, Inc. (Nasdaq: FORR) today announced its third-quarter ended September 30, 2004 financial results.

    Third-Quarter Financial Performance

    -- Total revenues were $33.9 million, compared with $32.2 million for the third quarter of last year.

    -- On a GAAP-reported basis, which reflects an effective tax rate of 33.5 percent, Forrester reported third-quarter net income of $3.2 million or $0.14 per diluted share, compared with net income of $186,000, or $0.01 per diluted share, for the same period last year.

    -- On a pro forma basis, which excludes amortization of $1.4 million of acquisition-related intangible assets, gains resulting from sales of marketable securities and non-marketable investments totaling $1.0 million, and which reflects a pro forma effective tax rate of 35 percent, net income was $3.4 million, or $0.15 per diluted share, for the third quarter of 2004. This compares with pro forma net income of $2.8 million, or $0.12 per diluted share, for the same period in 2003, which excluded amortization of $2.6 million of acquisition-related intangible assets, reorganization costs of $1.2 million, costs of $167,000 related to the integration of Giga Information Group, Inc., and a pro forma effective tax rate of 35 percent.

    Nine-Month Period Ended September 30, 2004, Financial Performance

    -- Total revenues were $100.5 million, compared with $90.7 million for the same period last year.

    -- On a GAAP-reported basis, which reflects an effective tax rate of 33.5 percent, Forrester reported net income of $606,000, or $0.03 per diluted share for the nine months ended 2004, compared to net income of $2.1 million or $0.09 per diluted share for the same period last year.

    -- On a pro forma basis, which excludes amortization of $5.1 million of acquisition-related intangible assets, reorganization costs of $8.8 million related primarily to office space consolidations, gains resulting from sales of marketable securities and non-marketable investments totaling $1.0 million, and which reflects a pro forma effective tax rate of 35 percent, net income was $8.9 million, or $0.40 per diluted share, for the nine months ended 2004. This compares with pro forma net income of $7.4 million, or $0.33 per diluted share for the same period last year, which excludes amortization of $6.1 million of acquisition-related intangible assets, reorganization costs of $1.2 million, costs of $938,000 related to the integration of Giga Information Group, Inc., a net loss of $63,000 resulting from sales of marketable securities and non-marketable investments, and a pro forma effective tax rate of 35 percent.

    A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.

    "The second half of the year got off to a good start in the third quarter," said George F. Colony, chairman of the board and chief executive officer. "Dollar retention significantly improved to 86 percent, up from 73 percent a year ago. Forrester's key financial metrics were positive during the third quarter: renewals and enrichment were strong, cross-sell opportunities increased, and client company retention continued on the upswing. In the fourth quarter, we will remain focused on our busiest season for renewals while attracting more new business before the end of the year."

    Forrester is providing fourth-quarter and reaffirming full-year 2004 guidance as follows:

    Fourth-Quarter 2004 (GAAP):

    -- Total revenues of approximately $35.0 million to $37.0 million.

    --  Operating margin of approximately 8 percent to 10 percent.

    --  Interest income of approximately $650,000.

    --  An effective tax rate of 33.5 percent.

    --  Diluted earnings per share of approximately $0.10 to $0.12.

    Fourth-Quarter 2004 (Pro Forma):

    Pro forma financial guidance for the fourth quarter of 2004 excludes amortization of acquisition-related intangible assets of approximately $1.3 million, as well as all gains and impairment charges related to marketable securities and non-marketable investments.

    -- Pro forma operating margin of approximately 13 percent to 15 percent.

    -- Pro forma effective tax rate of 35 percent, which varies from our actual effective tax rate of 33.5 percent due to our tax-free interest income decreasing as a percentage of our pro forma pre-tax income.

    -- Pro forma diluted earnings per share of approximately $0.15 to $0.17.

    Full-Year 2004 (GAAP):

    -- Total revenues of approximately $133.0 million to $138.0 million.

    --  Operating margin of approximately 0 percent to 2 percent.

    --  Interest income of approximately $2.7 million to $2.8 million.

    --  An effective tax rate of 33.5 percent.

    --  Diluted earnings per share of approximately $0.10 to $0.14.

    Full-Year 2004 (Pro Forma):

    Pro forma financial guidance for full-year 2004 excludes amortization of acquisition-related intangible assets of approximately $6.5 million, all gains and impairment charges related to non-marketable securities, and reorganization and integration charges of approximately $8.8 million.

    -- Pro forma operating margin of approximately 11 percent to 13 percent.

    -- Pro forma effective tax rate of 35 percent, which varies from our actual effective tax rate of 33.5 percent due to our tax-free interest income decreasing as a percentage of our pro forma pre-tax income.

    -- Pro forma diluted earnings per share of approximately $0.52 to $0.57.

    Forrester is an independent technology research company that provides pragmatic and forward-thinking advice about technology's impact on business. Business, marketing, and IT professionals worldwide collaborate with Forrester to align their technology investments with their business goals. Forrester offers products and services in four major areas: Research, Data, Consulting, and Community. Established in 1983, Forrester is headquartered in Cambridge, Mass. For additional information, visit www.forrester.com.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester's financial and operating targets for the third quarter of and full-year 2004, statements about the potential success of product offerings, the ability to achieve all of the anticipated benefits from the acquisition of Giga Information Group, the amount of the charge and any cost savings related to reductions in force and associated actions, and the ability of Forrester to achieve success as the economy improves. These statements are based on Forrester's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester's ability to anticipate business and economic conditions, market trends, competition, the ability to attract and retain professional staff, possible variations in Forrester's quarterly operating results, risks associated with Forrester's ability to offer new products and services, any cost savings related to reductions in force and associated actions, and Forrester's dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester's reports and filings with the Securities and Exchange Commission.

    The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.

    (C) 2004, Forrester Research, Inc. All rights reserved. Forrester and WholeView 2 are trademarks of Forrester Research, Inc.


Forrester Research, Inc.
Consolidated Statements of Income
----------------------------------------------------------------------
(In thousands, except per share data)


                              Three months ended   Nine months ended
                                  September 30,        September 30,
                                2004       2003      2004       2003
                               ------------------  -------------------
                                   (Unaudited)         (Unaudited)

Revenues
   Research services          $ 23,544  $ 23,798   $ 69,579  $ 68,169
   Advisory services and
    other                       10,335     8,410     30,950    22,499
                               --------  --------  ---------  --------

Total revenues                  33,879    32,208    100,529    90,668

Operating expenses
   Cost of services and
    fulfillment                 13,266    12,525     40,782    36,380
   Selling and marketing        11,036    10,749     33,701    29,523
   General and administrative    4,291     3,927     11,687    10,985
   Depreciation and
    amortization                   744     1,520      2,801     5,052
   Amortization of intangible
    assets                       1,384     2,608      5,112     6,140
   Reorganization costs              -     1,230      8,751     1,230
   Integration costs                 -       167          -       938
                               --------  --------  ---------  --------

Total operating expenses        30,721    32,726    102,834    90,248

   Income (loss) from
    operations                   3,158      (518)    (2,305)      420

   Other income, net               680       787      2,168     2,692
   Gains on sales of
    marketable securities          678         -        678       509
   Non-marketable investment
    gains (impairments)            313         -        370      (572)
                               --------  --------  ---------  --------

   Income before income taxes    4,829       269        911     3,049

   Income tax provision          1,618        83        305       945
                               --------  --------  ---------  --------

   Net income                 $  3,211  $    186   $    606  $  2,104
                               ========  ========  =========  ========


   Diluted earnings per share $   0.14  $   0.01   $   0.03  $   0.09
                               ========  ========  =========  ========
   Diluted weighted average
    shares outstanding          22,345    22,741     22,577    22,793
                               ========  ========  =========  ========


   Basic earnings per share   $   0.15  $   0.01   $   0.03  $   0.09
                               ========  ========  =========  ========
   Basic weighted average
    shares outstanding          21,952    22,462     22,094    22,572
                               ========  ========  =========  ========


Pro forma data (1):
   Income (loss) from
    operations                $  3,158  $   (518)  $  (2,305) $   420
   Amortization of intangible
    assets                       1,384     2,608       5,112    6,140
   Reorganization costs              -     1,230       8,751    1,230
   Integration costs                 -       167           -      938
                               --------  --------   --------- --------
   Pro forma income from
    operations                   4,542     3,487      11,558    8,728

   Other income, net               680       787       2,168    2,692
                               --------  --------   --------- --------
   Pro forma income before
    income taxes                 5,222     4,274      13,726   11,420

   Pro forma income tax
    provision                    1,828     1,496       4,804    3,997
                               --------  --------   --------- --------

   Pro forma net income       $  3,394  $  2,778   $   8,922 $  7,423
                               ========  ========   ========= ========

   Pro forma diluted earnings
    per share                 $   0.15  $   0.12   $    0.40 $   0.33
                               ========  ========   ========= ========
   Diluted weighted average
    shares outstanding          22,345    22,741      22,577   22,793
                               ========  ========   ========= ========


(1) The pro forma data excludes amortization of intangibles and other integration costs related to acquisitions, reorganization costs and gains and impairments related to marketable and non-marketable investments, as well as their related tax effects. This does not purport to be prepared in accordance with Generally Accepted Accounting Principles.



Forrester Research, Inc.
Consolidated Balance Sheets
----------------------------------------------------------------------
(In thousands)

                                            September 30, December 31,
                                                    2004        2003
                                                ----------   ---------
                                               (Unaudited)

Assets:
  Cash and cash equivalents                    $   36,621   $  22,385
  Marketable securities                            91,779     104,348
  Accounts receivable, net                         25,113      40,013
  Deferred commissions                              5,150       5,999
  Prepaid expenses and other current assets         7,325       7,079
                                                ----------   ---------
Total current assets                              165,988     179,824
  Property and equipment, net                       6,025       8,266
  Goodwill, net                                    56,894      57,006
  Intangible assets, net                            8,345      13,456
  Deferred income taxes                            39,709      40,159
  Non-marketable investments and other assets      13,822      12,264
                                                ----------   ---------
Total assets                                   $  290,783   $ 310,975
                                                ==========   =========

Liabilities and stockholders' equity:
  Accounts payable                             $    2,570   $   2,566
  Accrued expenses                                 27,363      31,457
  Deferred revenue                                 60,769      68,630
                                                ----------   ---------
Total liabilities                                  90,702     102,653
  Preferred stock                                       -           -
  Common stock                                        246         243
  Additional paid-in capital                      177,793     172,523
  Retained earnings                                67,551      66,945
  Treasury stock, at cost                         (44,923)    (30,300)
  Accumulated other comprehensive loss               (586)     (1,089)
                                                ----------   ---------
Total stockholders' equity                        200,081     208,322
                                                ----------   ---------
Total liabilities and stockholders' equity     $  290,783   $ 310,975
                                                ==========   =========


Forrester Research, Inc.
Consolidated Statements Cash Flows
----------------------------------------------------------------------
(In thousands)

                                                   Nine months ended
                                                      September 30,
                                                    2004         2003
                                                   -------------------
                                                       (Unaudited)

Cash flows from operations:
  Net income                                      $    606   $  2,104
  Adjustments to reconcile net income to net cash
   provided by operating activities -
     Depreciation                                    2,801      5,052
     Amortization of intangible assets               5,112      6,140
     Non-marketable investments (gains) impairments   (370)       572
     Realized gains on sales of marketable
      securities                                      (678)      (509)
     Tax benefit from stock options                    256        239
     Deferred income taxes                              (2)       747
     Non-cash reorganization costs                   1,844          -
     Increase in provision for doubtful accounts       224          -
     Accretion of premiums on marketable securities    635        618
     Changes in assets and liabilities, net of
      acquisition -
       Accounts receivable                          15,541      9,088
       Deferred commissions                            849       (434)
       Prepaid expenses and other current assets      (296)     2,401
       Accounts payable                               (116)    (1,395)
       Accrued expenses                             (4,025)    (4,714)
       Deferred revenue                             (8,770)   (16,914)
                                                  ---------  ---------
Net cash provided by operating activities           13,611      2,995

Cash flows from investing activities:
  Acquisition of Giga Information Group, Inc.,
   net of cash acquired                                  -    (57,027)
  Purchases of property and equipment               (2,423)    (1,122)
  Purchase of non-marketable investments            (2,263)    (3,150)
  Decrease (increase) in other assets                  842     (1,439)
  Purchase of marketable securities               (107,478)  (164,338)
  Proceeds from sales and maturities of
   marketable securities                            121,623   230,641
                                                   --------- ---------
Net cash provided by investing activities            10,301     3,565

Cash flows from financing activities:
  Proceeds from issuance of common stock under
   employee stock option plans and employee stock
   purchase plan                                      2,959     2,070
  Acquisition of treasury shares                    (12,623)   (6,796)
  Structured stock repurchase                            54    (1,793)
                                                   --------- ---------
Net cash used in financing activities                (9,610)   (6,519)

Effect of exchange rate changes on cash and cash
 equivalents                                            (66)     (178)
                                                   --------- ---------

Net increase (decrease) in cash and
 cash equivalents                                    14,236      (137)

Cash and cash equivalents, beginning of period       22,385    11,479
                                                   --------- ---------

Cash and cash equivalents, end of period           $ 36,621  $ 11,342
                                                   ========= =========


    CONTACT: Forrester Research, Inc.
             Kimberly Maxwell, 617-613-6234
             Director, Investor Relations
             kmaxwell@forrester.com
             or
             Karyl Levinson, 617-613-6262
             Director, Corporate Communications
             press@forrester.com